August 6, 2014

Investors May Contact:
Lee McEntire, Bank of America, 1.980.388.6780
Jonathan Blum, Bank of America (Fixed Income), 1.212.449.3112

Reporters May Contact:
Jerry Dubrowski, Bank of America, 1.980.388.2840
jerome.f.dubrowski@bankofamerica.com

Bank of America Increases Quarterly Common Stock Dividend to $0.05 per Share

CHARLOTTE -- Bank of America announced today that its Board of Directors approved an increase in the quarterly common stock dividend to $0.05 per share from $0.01 per share. The dividend is payable September 26 to shareholders of record as of September 5.

This marks the first increase in Bank of America’s quarterly common stock dividend in seven years and reflects the significant progress the company has made to strengthen the balance sheet and build capital and liquidity.

On May 27, the company updated and resubmitted its requested capital actions and certain schedules as part of the 2014 Comprehensive Capital Analysis and Review (CCAR) process. The requested actions cover the period from the third quarter of 2014 through the first quarter of 2015. The capital actions included an increase in the common stock dividend, but no common stock repurchases. The Federal Reserve Board has informed the company that it did not object to the proposed capital actions.

Forward-looking Statements
Certain statements in this news release represent the current expectations, plans or forecasts of Bank of America based on available information and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often use words like “expects,” “anticipates,” “believes,” “estimates,” “targets,” “intends,” “plans,” “predict,” “goal” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America's control. Actual outcomes and results may differ materially from those expressed in, or implied by, any forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks discussed under Item 1A. “Risk Factors” of Bank of America's Annual Report on Form 10-K for the year ended

December 31, 2013 and in any of Bank of America's other subsequent Securities and Exchange Commission filings.

Bank of America
Bank of America is one of the world's leading financial institutions, serving individual consumers, small businesses, middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 49 million consumer and small business relationships with approximately 5,000 retail banking offices and approximately 16,000 ATMs and award-winning online banking with 30 million active users and more than 15 million mobile users. Bank of America is among the world's leading wealth management companies and is a global leader in corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations in more than 40 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange.

Visit the Bank of America newsroom for more Bank of America news.

www.bankofamerica.com

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